UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2014

VALUESETTERS INC.

(Exact name of registrant as specified in its charter)

Utah	000-04465	87-0409951
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

430 North Street

White Plains, NY 10605

 (Address of principal executive offices)

(203) 525-0450

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On August 1, 2014 Silbersein Ungar, PLLC (the “Former Accountant”) notified Valuesetters Inc. (the “Company”) that its client base had been acquired by KLJ & Associates, LLP (the “New Accountant”). As a result of this transaction, the Former Accountant effectively resigned as the Company’s independent registered public accounting firm, and the New Accountant, as the successor following the transaction, became the Company’s independent registered public accounting firm. The engagement of the New Accountant was approved by the Company’s board of directors on August 11, 2014

The Former Accountant’s audit reports on the Company’s financial statements for the fiscal years ended April 30, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles, but were qualified as to the uncertainty of continuing as a going concern. In connection with the audits of the Company's financial statements for the fiscal years ended April 30, 2013 and 2012, and in the subsequent interim period through August 1, 2014, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of the Former Accountant, would have caused the Former Accountant to make reference to the matter in their report. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended April 30, 2013 and 2012, or in the subsequent period through August 1, 2014.

The Company has provided a copy of the foregoing disclosures to the Former Accountant and requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether the Former Accountant agrees with the above statements. A copy of the Former Accountant’s letter, dated August 11, 2014, is filed as Exhibit 16.1 to this Form 8-K.

(b) During the two most recent fiscal years and in the subsequent interim periods through August 1, 2014, the Company has not consulted with the New Accountant with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 8.01 Other Events.

Investors and others should note that the Company uses social media to communicate with subscribers, potential subscribers and the public about our company, our services, new product developments and other matters. Any information that we consider to be material to an evaluation of our company will be included in filings on the SEC EDGAR website, and may also be disseminated using our investor relations website (http://:valuesetters.com) and press releases. However, we encourage investors, the media, and others interested in our company to also review the social media channel listed below, where we will post important information about our company:

The Valuesetters Facebook page https://www.facebook.com/pages/V-Star-Mobile-Voip/675100602583000

This list may be updated from time to time on our investor relations website.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Silberstein Ungar, PLLC to the Board of Directors dated August 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUESETTERS INC.

Date: August 12, 2014	By:	/s/ Manuel Teixeira
Name: Manuel Teixeira
Title: Chief Executive Officer